UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
May 19, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	63-1097283
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3760 River Run Drive	35243
Birmingham, Alabama	(Zip Code)
(Address of principal executive offices)

(205) 970-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On May 19, 2005, the Registrant entered into a definitive agreement to sell 2.0 million shares of Affirmative Insurance Holdings, Inc. common stock to Affirmative for $14.00 per share.

In connection with the agreement described above, the Registrant amended its Amended and Restated Credit Agreement and related Stock Pledge Agreement with First Commercial Bank to (i) release 1,500,000 shares of Affirmative common stock from the pledge agreement and (ii) reduce the total availability under the line of credit to the lesser of (i) $9 million or (ii) an amount equal to 75% of the market value of the remaining 1,000,000 shares of pledged Affirmative stock.

Item 9.01     Financial Statement and Exhibits

(c)      Exhibits.

Exhibit 10.1      Stock Purchase Agreement dated May 19, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of May 25, 2005.

VESTA INSURANCE GROUP, INC.

By:   /s/   John W. McCullough
Its:          Vice President --
              Associate General Counsel and Assistant Secretary